EXHIBIT 22(J)


                               CONSENT OF COUNSEL
                       Gabelli Capital Series Funds, Inc.
                 We hereby consent to being named in the Statement of Additional Information included in Post-Effective Amendment No. 15 (the "Amendment") to the Registration Statement on Form N-1A (Securities Act File No. 33-61254, Investment Company Act File No. 811-07644) of Gabelli Capital Series Funds, Inc. (the "Fund") under the caption "Counsel" and to the Fund's filing a copy of this Consent as an exhibit to the Amendment.


                                               /S/ WILLKIE FARR & GALLAGHER LLP
                                                   Willkie Farr & Gallagher LLP


April 30, 2007
New York, New York


                                       10